1 Snap One Reports Fiscal Third Quarter 2021 Results Sustained Market Demand, Combined with Agile Response to Global Supply Chain Pressures, Drives Continued, Strong Operating Results, Highlighted by 15% Increase in Net Sales Company Raises Earnings Outlook for Fiscal 2021 CHARLOTTE, N.C. – November 4, 2021 – Snap One Holdings Corp. (NASDAQ: SNPO) (“Snap One,” the “Company,” “we” or “our”), a provider of smart living products, services, and software to professional integrators, reported financial results for the fiscal third quarter ended September 24, 2021. Recent Operational Highlights ● Opened three new domestic local branches in attractive geographic markets, including Hollywood, FL, Austin, TX, and Nashville, TN. The Company currently operates a nationwide footprint of 30 locations as of quarter end; Snap One plans to continue expanding its omnichannel distribution presence domestically and internationally going forward. ● Upgraded new Control 4 OS 3.2.3 software to increase connectivity and search speed for integrator efficiency as well as to provide end consumers with more control and personalization of their systems. This latest upgrade brings new Composer Pro features designed to make installations faster and more efficient and adds fundamental platform enhancements for commercial deployments, including native support for multi-display rooms and video walls. ● Updated OvrC remote management platform to bring improved notification accuracy, more actionable information, and better, faster user interface navigation. ● Continued product innovation including the release of the Company’s new Control4 Contemporary Lighting lineup with elevated lighting control and aesthetics, providing end consumers with a modern, sophisticated and more energy efficient solution. ● Expanded third-party product portfolio including the addition of popular audio brands Denon and Marantz from Sound United. These new brands complement other recent additions such as KEF, Klipsch, Parasound, and Yamaha. Through its proprietary and third-party brands, Snap One has built and curated a leading lineup of audio solutions to meet the needs of its integrators and end consumers. ● Hired new Chief People Officer Kathleen Creech to lead people initiatives. Ms. Creech most recently served as Chief Human Resources Officer for Manhattan & Associates (NASDAQ: MANH), a leading supply chain software company. ● Announced three new board member appointments of Adalio Sanchez, President of S Group Advisory LLC; Amy Steel Vanden-Eykel, Senior Vice President of Merchandising & Marketing for Staples, Inc.; and Dr. Annmarie Neal, Partner and Chief Talent Officer at Hellman & Friedman to its Board of Directors, effective June, July, and January 2021, respectively. Supporting the Company’s expanded responsibilities and mission following its recent public listing in July, these new board members serve on various committees and provide strategic oversight to the business.

2 Management Commentary “Over the last few months, our business has continued to show great resiliency, as we’ve weathered industry and global macroeconomic headwinds while making considerable progress on our organizational goals,” said Snap One CEO John Heyman. “During the fiscal third quarter, we continued to execute against our long-term growth strategy in several key areas: we expanded our omni-channel distribution presence through the opening of three additional local branches, released a major upgrade to our Control4 OS 3 software, updated our OvrC remote management platform, launched several new product offerings, and on a year-over-year basis increased our domestic transacting integrator count and spend per integrator in the residential, security and commercial markets.” “Our team’s commitment to operational efficiency, along with strategic inventory management, positioned us to serve integrator demand and exceed our expectations for the quarter. We delivered a record performance of $260.7 million in net sales, representing 15% year-over-year growth. While we expect these supply chain challenges to persist, the powerful secular demand trends for smart living solutions give us confidence in our ability to successfully execute through the remainder of the year and beyond.” Fiscal Third Quarter 2021 Financial Results Results compare 2021 fiscal third quarter end (September 24, 2021) to 2020 fiscal third quarter end (September 25, 2020) unless otherwise indicated. ● Net sales increased 15% to $260.7 million from $226.3 million in the comparable year-ago period. The growth during the quarter was driven by strong overall demand across geographies, markets, and product categories, with year-over-year increases in transacting integrators and spend per integrator. Growth was also driven by the benefit of the first full quarter of ownership of Access Networks and the cumulative ramp of eight new local branches opened since the end of the third quarter 2020, including three new local branches opened in the most recent quarter, bringing total local branch count to 30. Additionally, the Company benefitted from a price increase enacted across its proprietary product portfolio in August 2021. While supply chain challenges represented a headwind in the quarter, the Company was able to avoid significant disruption through navigation of these issues. ● Cost of sales, exclusive of depreciation and amortization, increased 14% to $151.3 million (58.0% of net sales) from $133.1 million (58.8% of net sales) in the comparable year-ago period. The increase in cost of sales, exclusive of depreciation and amortization, was primarily attributable to higher sales volumes. ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, increased 18% to $109.5 million (42.0% of net sales) in the fiscal third quarter from $93.1 million (41.2% of net sales) in the comparable year-ago period. The increase in contribution margin as a percentage of net sales was primarily due to favorable indexing towards higher-margin proprietary products, while the net benefit from the Company’s price increase across its proprietary product portfolio in August partially offset the increased supplier and inbound logistics costs in the period. ● Selling, general and administrative (SG&A) expenses increased 57% to $105.0 million (40.3% of net sales) from $67.0 million (29.6% of net sales) in the comparable year-ago period. The increase in SG&A expenses was primarily due to the recognition of $14.4 million in equity-based compensation expenses and $10.6 million in compensation costs paid to certain pre-IPO owners for their interests in lieu of their participation in the tax receivable agreement entered into in

3 connection with the IPO. The remaining increase in selling, general and administrative expenses was due to increases in variable operating expenses (including outbound shipping, credit card processing fees and warranty) driven by higher sales volumes, increased costs associated with becoming and operating as a public company, ongoing investments to support strategic growth initiatives, and a return to normalized spending levels when compared to cost reduction actions taken to mitigate the impacts of COVID-19 in 2020. ● Net loss increased $22.9 million to $21.5 million (-8.3% of net sales) compared to net income of $1.4 million (0.6% of net sales) in the comparable year-ago period. The change from net income to net loss was due to increases in SG&A expenses. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased 2% to $32.1 million (12.3% of net sales) compared to $31.4 million (13.9% of net sales) in the comparable year-ago period. The increase in Adjusted EBITDA was primarily due to net sales and contribution margin growth offset by increases in SG&A expenses. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, increased 13% to $16.7 million (6.4% of net sales) from $14.8 million (6.5% of net sales) in the comparable year-ago period. The increase in adjusted net income was primarily due to net sales and contribution margin growth offset by increases in SG&A expenses. ● Net cash used in operating activities totaled $11.2 million in the nine months ended September 24, 2021, compared to net cash provided by operating activities of $42.6 million in the comparable year-ago period. The change from cash provided by operating activities to cash used in operating activities was primarily attributable to a net increase in cash used for operating assets and liabilities, including an increase in inventory and prepaid vendor deposits to protect against supply chain uncertainty. ● Free cash flow, a non-GAAP measurement of operating performance reconciled below, totaled ($18.1) million in the nine months ended September 24, 2021, compared to $35.5 million in the comparable year-ago period. The decrease in free cash flow was primarily attributable to an increase in net cash used in operating activities. ● At the end of the fiscal third quarter, cash and cash equivalents were $60.6 million, compared to $77.5 million on December 25, 2020. Fiscal 2021 Financial Outlook Snap One remains confident in the continued demand for its products by integrator customers against the backdrop of ongoing global supply chain challenges and has considered this uncertainty when developing its estimates. The Company is updating its fiscal year ending December 31, 2021 net sales guidance to a range between $990 million and $1 billion, which would represent an increase of 21.6% to 22.8% compared to the prior fiscal year on an as reported basis. The Company has raised its adjusted EBITDA expectations to range between $106 million and $110 million, which would represent an increase of 12.2% to 16.5% compared to the prior fiscal year on an as reported basis. Conference Call Snap One management will hold a conference call today, November 4, 2021, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

4 Company CEO John Heyman and CFO Mike Carlet will host the call, followed by a question-and-answer period. U.S. dial-in number: 844-467-8941 International number: 929-517-0912 Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860. The conference call will be broadcast live and available for replay via the Investor Relations section of Snap One's website at investors.snapone.com. A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time today through November 11, 2021. Toll-free replay number: 855-859-2056 International replay number: 404-537-3406 Replay ID: 4393542 About Snap One Snap One provides a suite of products, services, and software to its network of professional do-it-for- me (“DIFM”) integrators that enable them to deliver smart living experiences for their residential and small business end users. The Company’s hardware and software portfolio includes leading proprietary and third-party offerings across connected, infrastructure, and entertainment categories. Additionally, Snap One provides technology-enabled workflow solutions to support integrators throughout the project lifecycle, enhancing their operations and helping them to profitably grow their businesses. For more information, visit snapone.com. Snap One intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of the Snap One website at investors.snapone.com. Accordingly, investors should monitor such portion of the website, in addition to following the Company’s press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts. Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including contribution margin, adjusted EBITDA, adjusted net income, and free cash flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP. We use the following non- GAAP measures to help us monitor the performance of our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions: Contribution margin is defined as net sales less cost of sales, exclusive of depreciation and amortization, divided by net sales.

5 Adjusted EBITDA is defined as net loss, plus interest expense, net, income tax benefit, depreciation, and amortization, further adjusted to exclude equity-based compensation, acquisition- and integration- related costs and certain other non-recurring, non-core, infrequent or unusual charges as described below. Adjusted net income is defined as net loss plus amortization further adjusted to exclude equity-based compensation, acquisition- and integration-related costs and certain non-recurring, non-core, infrequent or unusual charges, including the estimated tax impacts of these adjustments. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment as well as purchases of information technology, software development and leasehold improvements). Contribution margin, adjusted EBITDA, adjusted net income and free cash flow are key measures used by management to understand and evaluate our financial performance, trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and analyze investments in initiatives that are focused on cultivating new markets for our products and services. We believe contribution margin, adjusted EBITDA, adjusted net income and free cash flow are useful measurements for analysts, investors, and other interested parties to evaluate companies in our markets as they help identify underlying trends that could otherwise be masked by certain expenses that we do not consider indicative of our ongoing performance. Contribution margin, adjusted EBITDA, adjusted net income and free cash flow have limitations as analytical tools. These measures are not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, contribution margin, adjusted EBITDA, adjusted net income and free cash flow may not be comparable to similarly titled metrics of other companies due to differences among the methods of calculation. We have not reconciled the forward-looking adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results. Cautionary Statements Concerning Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views with respect to, among other things, our operations, earnings and financial performance, including our guidance for 2021. You can identify these forward- looking statements by the use of words such as “outlook,” “indicator,” “believes,” “project”, “forecast”, “targets”, “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include

6 but are not limited to the impact of COVID-19, risks related to our business and industry; risks related to our products; risks related to our manufacturing and supply chain; risks related to our distribution channels; risks related to laws and regulations; risks related to cybersecurity and privacy; risks related to intellectual property; risks related to our international operations; risks related to our indebtedness; risks related to our financial statements; risks related to our common stock; and as well as those other risks described under the section entitled “Risk Factors” in our in our Registration Statement on Form S- 1 filed with the SEC, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and, except as required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Contacts Media: Abigail Hanlon Director, Marketing Events & Public Relations Abigail.Hanlon@SnapOne.com Jordan Schmidt Gateway Investor Relations 949-574-3860 IR@SnapOne.com Investors: Tom Colton and Matt Glover Gateway Investor Relations 949-574-3860 IR@SnapOne.com -Financial Tables to Follow-

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended	
	September 24, 2021	September 25, 2020	September 24, 2021	September 25, 2020
Net sales	$ 260,746	$ 226,276	$ 734,519	$ 588,006
Costs and expenses:				
Cost of sales, exclusive of depreciation and amortization	151,281	133,131	432,297	342,764
Selling, general and administrative expenses	105,005	66,962	259,019	194,443
Depreciation and amortization	14,287	14,368	42,197	43,351
Total costs and expenses	270,573	214,461	733,513	580,558
Income (loss) from operations	(9,827)	11,815	1,006	7,448
Other expenses (income):				
Interest expense	7,511	11,330	26,589	35,875
Other expense (income), net	6,931	(224)	6,422	(1,558)
Total other expenses	14,442	11,106	33,011	34,317
(Loss) income before income taxes	(24,269)	709	(32,005)	(26,869)
Income tax benefit	(2,729)	(694)	(3,373)	(6,025)
Net (loss) income	(21,540)	1,403	(28,632)	(20,844)
Net loss attributable to noncontrolling interest	(11)	(14)	(45)	(54)
Net (loss) income attributable to Company	$ (21,529)	$ 1,417	$ (28,587)	$ (20,790)
Net (loss) income per share, basic and diluted	$ (0.31)	$ 0.02	$ (0.46)	$ (0.35)
Weighted average shares outstanding, basic and diluted	68,672	59,217	62,369	59,011

7

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	As of	
	September 24, 2021	September 25, 2020
Assets	(Unaudited)	
Current assets:		
Cash and cash equivalents	$ 60,591	$ 77,458
Accounts receivable, net	54,119	49,363
Inventories, net	174,377	157,099
Prepaid expenses and other current assets	31,308	9,650
Total current assets	320,395	293,570
Long-term assets:		
Property and equipment, net	21,029	20,208
Goodwill	581,136	559,735
Other intangible assets, net	599,485	617,616
Other assets	8,435	6,409
Total assets	$ 1,530,480	$ 1,497,538
Liabilities and stockholders' equity		
Current liabilities:		
Current maturities of long-term debt	$ 2,924	$ 21,149
Accounts payable	65,566	68,941
Accrued liabilities	80,860	80,658
Total current liabilities	149,350	170,748
Long-term liabilities:		
Long-term debt, net of current portion	438,676	630,864
Deferred income tax liabilities, net	51,956	55,518
Tax receivable agreement liability	112,681	—
Other liabilities	26,334	22,669
Total liabilities	778,997	879,799
Commitments and contingencies		
Stockholders' equity:		
Common stock, $0.01 par value, 500,000 shares authorized; 74,238 shares issued and outstanding as of September 24, 2021 and 59,217 shares issued and outstanding at December 25, 2020	742	592
Preferred stock, $0.01 par value; 50,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	821,827	659,093
Accumulated deficit	(71,605)	(43,018)
Accumulated other comprehensive income	248	756
Company's stockholders' equity	751,212	617,423
Noncontrolling interest	271	316
Total stockholders' equity	751,483	617,739
Total liabilities and stockholders' equity	$ 1,530,480	$ 1,497,538

8

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended	
	September 24, 2021	September 25, 2020
Cash flows from operating activities:		
Net loss	$ (28,632)	$ (20,844)
Adjustments to reconcile net loss to net cash from operating activities:		
Depreciation and amortization	42,197	43,351
Amortization of debt issuance costs	4,208	4,575
Write-off of unamortized debt issuance costs	6,645	—
Unrealized loss on interest rate cap	—	5
Deferred income taxes	(3,563)	(5,797)
Gain on sale of business	—	(979)
Loss on sale and disposal of property and equipment	195	16
Equity-based compensation	16,629	3,572
Bad debt expense	443	828
Fair value adjustment to contingent value rights	1,200	300
Change in operating assets and liabilities:		
Accounts receivable	(4,097)	(6,910)
Inventories	(15,250)	8,992
Prepaid expenses and other assets	(23,959)	1,696
Accounts payable and accrued liabilities	(7,255)	13,837
Net cash (used in) provided by operating activities	(11,239)	42,642
Cash flows from investing activities:		
Acquisition of business, net of cash acquired	(26,077)	—
Purchases of property and equipment	(6,819)	(7,103)
Proceeds from sale of business	—	600
Other	(429)	48
Net cash used in investing activities	(33,325)	(6,455)
Cash flows from financing activities:		
Payments on long-term debt	(220,992)	(5,700)
Proceeds from revolving credit facility	—	52,000
Payments on revolving credit facility	—	(40,000)
Proceeds from initial public offering, net of offering costs	249,155	—
Proceeds from capital contributions	—	490
Net cash (used in) provided by financing activities	28,163	6,790
Effect of exchange rate changes on cash and cash equivalents	(466)	(35)
Net (decrease) increase in cash and cash equivalents	(16,867)	42,942
Cash and cash equivalents at beginning of the period	77,458	33,177
Cash and cash equivalents at end of the period	$ 60,591	$ 76,119
Supplementary cash flow information:		
Cash paid for interest	$ 25,069	$ 33,064
Cash paid for taxes, net	$ 265	$ 298
Noncash investing and financing activities:		
Noncash tax receivable agreement liability	$ 112,681	$ —
Noncash equity contribution	$ 10,025	$ —
Capital expenditure in accounts payable	$ 237	$ 154

9

Snap One Holdings Corp.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended	
	September 24, 2021	September 25, 2020	September 24, 2021	September 25, 2020
	(in thousands)			
Net (loss) income	$ (21,540)	$ 1,403	$ (28,632)	$ (20,844)
Interest expense	7,511	11,330	26,589	35,875
Income tax benefit	(2,729)	(694)	(3,373)	(6,025)
Depreciation and amortization	14,287	14,368	42,197	43,351
Other expense (income), net	6,931	(224)	6,422	(1,558)
Equity-based compensation	14,391	1,025	16,629	3,572
Compensation expense for payouts in lieu of TRA participation[(a)]	10,641	—	10,641	—
Initial public offering costs[(b)]	1,648	—	4,569	—
Fair value adjustment to contingent value rights[(c)]	(1,640)	1,300	1,200	300
Deferred acquisition payments[(d)]	1,568	2,038	5,148	8,273
Deferred revenue purchase accounting adjustment[(e)]	129	193	418	843
Acquisition- and integration-related costs[(f)]	58	640	294	5,017
Other[(g)]	886	2	2,693	48
Adjusted EBITDA	$ 32,141	$ 31,381	$ 84,795	$ 68,852

10

snap one™

Snap One Holdings Corp.
Reconciliation of Net Loss to Adjusted Net Income
(in thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended			
	September 24, 2021		September 25, 2020		September 24, 2021		September 25, 2020	
	(in thousands)							
Net income (loss)	$	(21,540)	$	1,403	$	(28,632)	$	(20,844)
Amortization		12,293		11,872		36,260		35,619
Equity-based compensation		14,391		1,025		16,629		3,572
Foreign currency (gains) loss		469		(55)		278		102
Gain on sale of business		—		—		—		(979)
Write-off of unamortized debt issuance costs		6,645		—		6,645		—
Compensation expense for payouts in lieu of TRA participation [(a)]		10,641		—		10,641		—
Initial public offering costs [(b)]		1,648		—		4,569		—
Fair value adjustment to contingent value rights [(c)]		(1,640)		1,300		1,200		300
Deferred acquisition payments [(d)]		1,568		2,038		5,148		8,273
Deferred revenue purchase accounting adjustment [(e)]		129		193		418		843
Acquisition and integration related costs [(f)]		58		640		294		5,017
Other [(g)]		830		2		2,587		(106)
Income tax effect of adjustments [(h)]		(8,761)		(3,603)		(16,406)		(12,029)
Adjusted Net Income	$	16,731	$	14,815	$	39,631	$	19,768

(a) Represents non-recurring expense related to payments to certain pre-IPO owners in lieu of their participation in the TRA. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA.

(b) Represents expenses related to professional fees in connection with preparation for our IPO.

(c) Represents noncash gains and losses recorded from fair value adjustments related to contingent value right liabilities. Contingent value right ("CVR") liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman in August 2017 and are based on estimates of expected cash payments to the prior sellers based on specified targets for the return on the original capital investment.

(d) Represents expenses incurred related to deferred payments to employees associated with our Control4 acquisition and other historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are expected to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical

11

12 compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense. (e) Represents an adjustment related to the fair value of deferred revenue related to the Control4 acquisition. (f) Represents costs directly associated with acquisitions and acquisition-related integration activities. For the three months and nine months ended September 25, 2020, the costs relate primarily to third-party consultant and information technology integration costs directly related to the Company’s acquisition of Control4 in August 2019. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with the acquisitions. (g) Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance. (h) Represents the tax impacts with respect to each adjustment noted above after taking into account the impact of permanent differences using the statutory tax rate related to the applicable federal and foreign jurisdictions and the blended state tax rate.

13 Snap One Holdings Corp. Contribution Margin (in thousands) (Unaudited) (a) Cost of sales, exclusive of depreciation and amortization for the three months ended September 24, 2021 and September 25, 2020 excludes depreciation and amortization of $14,287 and $14,368, respectively. Cost of sales, exclusive of depreciation and amortization, for the nine months ended September 24, 2021 and September 25, 2020 excludes depreciation and amortization of $42,197 and $43,351, respectively. Net sales $ 260,746 $ 226,276 $ 734,519 $ 588,006 Cost of sales, exclusive of depreciation and amortization (a) Net sales less cost of sales, exclusive of depreciation and amortization $ 109,465 $ 93,145 $ 302,222 $ 245,242 Contribution Margin % % % % Three Months Ended Nine Months Ended September 24, September 25, September 24, September 24, 42.0 41.2 41.1 41.7 2021 2020 2021 2020 (in thousands) 151,281 133,131 432,297 342,764

14 Snap One Holdings Corp. Free Cash Flow (in thousands) (Unaudited) Net cash (used in) provided by operating activities $ (11,239) $ 42,642 Purchases of property and equipment Free Cash Flow $ (18,058) $ 35,539 (in thousands) (6,819) (7,103) Nine Months Ended September 24, September 25, 2021 2020